                                                                    Exhibit 99.1


Contact:          Lynda Nordeen (Media)              952-830-3361
                  Heide Erickson (Investors)         952-830-3332


           JOSTENS REPORTS FIRST-QUARTER NET INCOME OF $11.3 MILLION,
                          OR 34 CENTS PER DILUTED SHARE


     MINNEAPOLIS, April 20, 2000 - Jostens, Inc. (NYSE: JOS) today reported first-quarter net income of $11.3 million, or 34 cents per diluted share, compared with net income of $8.0 million, or 23 cents per diluted share, in the year-earlier period. Sales in the quarter were $174.6 million, compared with $166.4 million in the same period last year. Gross profit margin improved to
61.9 percent in the quarter, compared with 58.8 percent last year.

School Products Segment

     The School Products segment - composed of Printing & Publishing, Jewelry, Graduation Products and North American Photography - had first-quarter sales of $151.4 million, compared to $142.8 million last year. Operating income in the quarter was $28.4 million, versus $24.5 million last year. First quarter 1999 included a $1.5 million charge to close a facility in Mexico and realign all Jewelry operations in the United States.

     Sales improvements during the quarter were primarily related to earlier delivery of graduation products.

Recognition Segment

     Sales in the quarter were $21.1 million, compared to $21.6 million last year. Operating loss was $300,000, versus an operating income of $100,000 in the year-earlier period. The company is continuing its efforts to restore the Recognition business to its historical performance levels.

Other Segment

     The Other segment - which includes primarily corporate expenses - reported first-quarter sales of $2.1 million, up from $2.0 million last year, and an operating loss of $7.4 million, compared to $10.0 million last year.


                                     -more-

JOSTENS REPORTS FIRST QUARTER RESULTS/page 2

Pending Transaction

     During the fourth quarter of last year, Jostens announced that it had entered into a definitive agreement providing for the acquisition of Jostens by a company controlled by Investcorp, a global investment group, and its co-investors. The transaction is subject to approval by Jostens' shareholders at a meeting scheduled to be held May 9, 2000, and is expected to close shortly thereafter.

     Jostens is a provider of products, programs and services that help people celebrate important moments, recognize achievements and build affiliations. Jostens' products include yearbooks, class rings, graduation products and school photographs, as well as sports and employee achievement awards.

     Certain information in this news release does not relate to historical financial information and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the company's actual future results to differ materially from its historical results and those presently anticipated or projected. The factors that could cause the company's results to differ materially from those contained in its forward-looking statements are included in the Jostens Annual Report on Form 10-K for 1999 and other documents recently filed by the company with the Securities and Exchange Commission.

                         JOSTENS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                        Three months ended
                                                    --------------------------
                                                    April 1            April 3
In thousands, except per-share data                   2000              1999
------------------------------------------------------------------------------
Net sales                                           174,589          $166,358
Cost of products sold                                66,586            68,499
------------------------------------------------------------------------------
    Gross profit                                    108,003            97,859
Selling and administrative expenses                  87,253            83,302
------------------------------------------------------------------------------
Operating income                                     20,750            14,557
Net interest expense                                  1,727             1,039
------------------------------------------------------------------------------
    Income before income taxes                       19,023            13,518
Income taxes                                          7,704             5,475
------------------------------------------------------------------------------
Net income                                          $11,319            $8,043
==============================================================================

Earnings per common share
    Basic                                             $0.34             $0.23
    Diluted                                           $0.34             $0.23

Weighted average common shares outstanding
    Basic                                            33,263            34,816
    Diluted                                          33,451            34,950

Cash dividends declared per common share              $0.22             $0.22

                         JOSTENS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                              (Unaudited)
                                                                      --------------------------
                                                                      April 1            April 3          January 1
In thousands                                                            2000              1999              2000
-------------------------------------------------------------------------------------------------------------------
                                                      ASSETS
Current assets
Cash and cash equivalents                                             $ 14,278          $  5,206          $ 38,517
Accounts receivable, net                                               132,253           128,852           107,638
Inventories                                                            109,619           122,962            87,839
Other current assets                                                    51,468            41,963            52,315
-------------------------------------------------------------------------------------------------------------------
    Total current assets                                               307,618           298,983           286,309

Other Assets                                                            37,547            37,076            36,767

Property and equipment, net                                             80,750            90,091            84,640
-------------------------------------------------------------------------------------------------------------------
                                                                      $425,915          $426,150          $407,716
===================================================================================================================

                                     LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current liabilities
Short-term borrowings                                                 $ 74,960          $ 96,910          $117,608
Accounts payable and accrued expenses                                  297,516           263,728           239,534
-------------------------------------------------------------------------------------------------------------------
    Total current liabilities                                          372,476           360,638           357,142

Other noncurrent liabilities                                            12,578            19,871            14,064

Shareholders' investment                                                40,861            45,641            36,510
-------------------------------------------------------------------------------------------------------------------
                                                                      $425,915          $426,150          $407,716
===================================================================================================================

                         JOSTENS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                            Three months ended
                                                          ----------------------
                                                           April 1      April 3
In thousands                                                2000         1999
--------------------------------------------------------------------------------
Operating activities
Net income                                                 $11,319      $ 8,043
Depreciation and amortization                                6,581        6,372
Changes in assets and liabilities                            6,382       14,205
--------------------------------------------------------------------------------
         Net cash provided by operating activities          24,282       28,620
--------------------------------------------------------------------------------
Investing activities
Purchases of property and equipment                         (2,711)      (7,267)
Equity investments                                          (1,103)          --
Other                                                          395           13
--------------------------------------------------------------------------------
         Net cash used for investing activities             (3,419)      (7,254)
--------------------------------------------------------------------------------
Financing activities
Net short-term borrowings (repayments)                     (38,134)       2,450
Dividends paid                                              (7,331)      (7,716)
Proceeds from exercise of stock options                        363        1,527
Repurchases of common stock                                     --      (15,016)
--------------------------------------------------------------------------------
         Net cash used for financing activities            (45,102)     (18,755)
--------------------------------------------------------------------------------
Change in cash and cash equivalents                        (24,239)       2,611
Cash and cash equivalents, beginning of period              38,517        2,595
--------------------------------------------------------------------------------
Cash and cash equivalents, end of period                   $14,278      $ 5,206
================================================================================

                         JOSTENS, INC. AND SUBSIDIARIES
        FINANCIAL INFORMATION BY REPORTABLE BUSINESS SEGMENT (UNAUDITED)

                                                     Three months ended
                                                ----------------------------
                                                 April 1            April 3
In thousands                                      2000                1999
----------------------------------------------------------------------------
Net Sales From External Customers
School Products                                 $151,442           $142,788
Recognition                                       21,071             21,598
Other                                              2,076              1,972
----------------------------------------------------------------------------
Consolidated                                    $174,589           $166,358
============================================================================

Operating Income
School Products                                 $ 28,411           $ 24,458
Recognition                                         (308)               129
Other                                             (7,353)           (10,030)
----------------------------------------------------------------------------
Consolidated                                      20,750             14,557
Net interest expense                               1,727              1,039
----------------------------------------------------------------------------
Income before income taxes                      $ 19,023           $ 13,518
============================================================================